UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): April 19, 2011

China Intelligent Lighting and Electronics, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-34783	26-1357819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 29-31, Shuikou Road
Huizhou, Guangdong
People’s Republic of China 516006
(Address, including zip code, of principal executive offices)

+ 86 752-3138511
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On March 29, 2011, China Intelligent Lighting and Electronics, Inc. (the “Company”), announced, among other things, that the Board of Directors of the Company had formed a Special Investigation Committee consisting of independent members of the Board of Directors (the “Special Committee”) to launch an investigation with respect to the concerns of the Company’s former independent registered public accounting firm, MaloneBailey, LLP (“MaloneBailey”). The Company’s Current Report on Form 8-K dated March 29, 2011 set forth relevant details of MaloneBailey’s resignation and other events.

On April 19, 2011, the Special Committee, having undergone a rigorous review of the potential candidates, retained the services of FTI Consulting, Inc. to consult, assist and perform such other tasks as may be identified in connection with the foregoing internal investigation by the Special Committee.

The Special Committee, with the assistance of FTI Consulting and external counsel, is working to complete its investigation in a timely manner. The Special Committee cautions that significant work is being and remains to be done to investigate and address the full extent of the concerns raised by MaloneBailey and other related issues. The Special Committee will continue in existence until such time as it recommends its dissolution to the Board.

Item 7.01    Regulation FD Disclosure.

The Company issued a press release on April 21, 2011 announcing the engagement of FTI Consulting to assist in Special Committee's investigation.  A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

The information reported under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated April 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Intelligent Lighting & Electronics, Inc.

Dated: April 21, 2011	By:	/s/ Xuemei Li
Name: Xuemei Li Title: Chief Executive Officer